UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2009

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
 (Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 2, 2009, Digirad Corporation’s wholly-owned subsidiary Digirad Imaging Solutions, Inc. entered into an asset purchase agreement with Daniel D. Rice, Denise Nelson, Greg Nelson and Antigua Medical Services, LLC.  Among other things, the asset purchase agreement provides for the sale of certain of portable nuclear imaging cameras, vans and related equipment, and the assignment of certain customer contracts.

A copy of the asset purchase agreement is attached hereto as Exhibit 10.1.  This summary is qualified in its entirety by reference to Exhibit 10.1 to this current report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1 +	Asset Purchase Agreement, dated as of March 2, 2009, by and among Digirad Imaging Solutions, Inc., Daniel D. Rice, Denise Nelson, Greg Nelson and Antigua Medical Services, LLC.
99.1	Press release of Digirad Corporation dated March 4, 2009.

 +  Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd Clyde
Todd Clyde President, Chief Executive Officer and Chief Financial Officer

Date:           March 4, 2009

Index to Exhibits

10.1 +	Asset Purchase Agreement, dated as of March 2, 2009, by and among Digirad Imaging Solutions, Inc., Daniel D. Rice, Denise Nelson, Greg Nelson and Antigua Medical Services, LLC.
99.1	Press release of Digirad Corporation dated March 4, 2009.

 +  Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934.